Exhibit 4.1

8088912/1

Number 512978

Certificate of Incorporation

I hereby certify that

ABEIRON LIMITED

is this day incorporated under

the Companies Acts 1963 to 2009,

and that the company is limited.

Given under my hand at Dublin, this

Thursday, the 10th day of May, 2012

for Registrar of Companies

Certificate handed to/posted to*:	Catherine Power
70 Sir John Rogerson’S Quay
Dublin 2

Signed:	Date:	10-5-12

*	Delete as appropriate

8110629/1 Number 512978

Certificate of Incorporation

on change of name

I hereby certify that

ABEIRON LIMITED

having, by a Special Resolution of the Company,

and with the approval of the Registrar of Companies,

changed its name, is now incorporated as

a limited company under the name

EATON CORPORATION LIMITED

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Wednesday, the 30th day of May, 2012

for Registrar of Companies

Certificate handed to/posted to*:

Signed:	Date:	30-5-12

*	Delete as appropriate

8391624/1 Number 512978

Certificate of Incorporation

on re-registration as a public limited company

I hereby certify that

EATON CORPORATION PUBLIC LIMITED COMPANY

has this day been re-registered under the

Companies Acts 1963 to 2012 and

that the company is a public limited company.

Given under my hand at Dublin, this

Thursday, the 15th day of November, 2012

for Registrar of Companies

Certificate handed to/posted to*:	Matheson
70 Sir John Rogerson’S Quay Dublin 2

Signed:	Date:	16/11/2012

*	Delete as appropriate